Exhibit 23.1

Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-216697) and in the Registration Statement on Form S-8 (No. 333-212052) of our report dated June 8, 2017, relating to the financial statement of NexPoint Residential Trust, Inc.’s Rockledge Apartments for the year ended December 31, 2016, included in the Amendment No. 1 to NexPoint Residential Trust Inc.’s Current Report on Form 8-K filed with the SEC on September 13, 2017.

/s/ Aprio, LLP

Atlanta, Georgia

September 13, 2017